UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 1, 2025
Date of Report (date of earliest event reported)

NIKE, Inc.
(Exact name of registrant as specified in its charter)

Oregon	1-10635	93-0584541
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ONE BOWERMAN DRIVE
BEAVERTON, OR 97005-6453
(Address of principal executive offices and zip code)

(503) 671-6453
Registrant's telephone number, including area code

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class B Common Stock	NKE	New York Stock Exchange
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 2, 2025, NIKE, Inc. (the “Company”) announced certain organizational changes, including the appointment of Venkatesh Alagirisamy, currently the Company’s Chief Supply Chain Officer, as Executive Vice President, Chief Operating Officer of the Company, effective as of December 8, 2025 (the “Appointment Date”).

There are no arrangements or understandings between Mr. Alagirisamy and any person pursuant to which Mr. Alagirisamy was selected as an officer, and no family relationships exist between Mr. Alagirisamy and any director or executive officer of the Company. Mr. Alagirisamy is not a party to any transaction to which the Company is or was a participant and in which Mr. Alagirisamy has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

On December 2, 2025, the Company also announced the elimination of the Executive Vice President, Chief Commercial Officer role. As a result of such role elimination, the Company and named executive officer Craig Williams have agreed that, effective as of December 5, 2025 (the “Transition Date”), Mr. Williams will cease serving as Executive Vice President, Chief Commercial Officer and remain a full-time non-executive employee through his separation from the Company on April 6, 2026 (the “Separation Date”).

Biographical Information

Mr. Alagirisamy, 49, joined the Company in 2006 as Global Process Manager, Supply Chain and has served the Company in progressive leadership roles across demand planning, inventory management and global operations, including serving as Vice President, Global Operations & Express Lane and Chief Operating Officer for Converse. Mr. Alagirisamy has served as Chief Supply Chain Officer since 2020 and, in that role, led enterprise strategy for the Company’s Supply Chain, Sustainability and Express Lane organizations.

EVP, Chief Operating Officer Compensation

In connection with Mr. Alagirisamy’s new role as Executive Vice President, Chief Operating Officer of the Company, effective as of the Appointment Date, Mr. Alagirisamy’s annual base salary will be increased to $1,025,000. In addition, Mr. Alagirisamy’s target bonus opportunity under the Executive Performance Sharing Plan will be increased to 120%. Mr. Alagirisamy will continue to be eligible to receive a long-term incentive award, with a target grant value increased to $5,500,000, comprising 50% performance-based restricted stock units (“PSUs”), which generally vest based on achievement of financial goals over a three-year performance period, and 25% stock options and 25% restricted stock units (“RSUs”), which each generally vest one-quarter per year on the anniversary of the date of grant. Any such grants will be subject to the terms and conditions of the NIKE, Inc. Stock Incentive Plan (the “Incentive Plan”) and the forms of Performance-Based Restricted Stock Unit Agreement, Stock Option Agreement and Restricted Stock Unit Agreement, respectively.

Mr. Alagirisamy will receive certain one-time equity awards on December 10, 2025 representing the incremental increase of his annual stock grant target grant value for fiscal year 2026 comprising PSUs, stock options and RSUs with a target grant value equal to $2,270,000, $415,000 and $415,000, respectively, with the share calculation methodology, vesting schedules and terms consistent with the September 1, 2025 annual equity grants to other executive officers of the Company, subject to the terms and conditions of the Incentive Plan and the forms of Performance-Based Restricted Stock Unit Agreement, Stock Option Agreement and Restricted Stock Unit Agreement, respectively (provided that the exercise price for such stock options will be the Company’s closing share price on the date of grant).

In addition, as part of standard compensation and benefit arrangements for senior executives, Mr. Alagirisamy and the Company have entered into a noncompetition agreement (the “Non-Compete Agreement”) that applies for one year following Mr. Alagirisamy’s termination of employment with the Company. The Non-Compete Agreement provides that, if Mr. Alagirisamy’s employment is terminated by NIKE without cause (as defined in the Non-Compete Agreement), the Company will make monthly payments to him during the one-year noncompetition period, each in an amount equal to one-twelfth of his annual base salary; if Mr. Alagirisamy resigns, the Company will make monthly payments to him during the one-year noncompetition period, each in an amount equal to one-twenty fourth of his annual base salary. The Company may unilaterally waive Mr. Alagirisamy’s non-compete obligations set forth in the Non-Compete Agreement, in which case NIKE will not be required to make the payments described in the preceding sentence during the period as to which the waiver applies.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of each of the following, each of which is incorporated by reference into this Item 5.02:

•the Form of Stock Option Agreement under the Incentive Plan, which is attached as Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2024 (the “Form 10-K”);
•the Form of Restricted Stock Unit Agreement under the Incentive Plan, which is attached as Exhibit 10.27 to the Form 10-K;
•the Form of Performance-Based Restricted Stock Unit Agreement under the Incentive Plan, which is attached as Exhibit 10.28 to the Form 10-K; and
•the Form of Covenant Not to Compete, which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed February 18, 2020).

Letter Agreement with Mr. Williams

On December 1, 2025, the Company and Mr. Williams entered into a letter agreement (the “Letter Agreement”) setting forth Mr. Williams’s transition and separation dates and providing that his annual base salary and employee benefit plan eligibility will remain unchanged through the Separation Date. The Letter Agreement also confirms that (i) Mr. Williams will be retirement eligible and his separation will constitute an involuntary termination without cause (or, as applicable, as a result of a reduction in force) for purposes of his equity awards that are outstanding on the Separation Date and (ii) the Covenant Not to Compete and Non-Disclosure Agreement, effective June 1, 2023 (the “Noncompetition Agreement”), by and between the Company and Mr. Williams, will remain in full force and effect pursuant to its terms, and the Restriction Period (as defined in the Noncompetition Agreement) thereunder will commence on the Separation Date, such that Mr. Williams will be eligible to receive the benefits payable under the Noncompetition Agreement upon an involuntary termination of employment without cause.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Letter Agreement, which will be filed in the Form 10-Q for the quarter ending on November 30, 2025 and is incorporated by reference into this Item 5.02.

Item 7.01. Regulation FD Disclosure

The Company issued a press release on December 2, 2025 announcing certain organizational changes and the transition, described in Item 5.02 above, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

A copy of the press release is being furnished pursuant to Item 7.01 of Form 8-K and the information included therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are furnished with this Form 8-K:

Exhibit No.	Exhibit
99.1	NIKE, Inc. Press Release dated December 2, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIKE, Inc. (Registrant)

Date:	December 2, 2025	By:	/s/ Matthew Friend
Matthew Friend
Executive Vice President and Chief Financial Officer